UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K/A (Amendment No. 1)
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2003
BARNES GROUP INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-04801 (Commission File Number)	06-0247840 (IRS Employer Identification No.)
123 Main Street, Bristol, Connecticut (Address of Principal Executive Offices)	06010 (Zip Code)
N/A (Former name or former address, if changed since last report)
(860) 583-7070 Registrant’s telephone number, including area code

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (a)        The registrant has determined that the financial statements referenced in Item 7(a) of the registrant’s Form 8-K filed with the Securities and Exchange Commission on February 20, 2003 (the “February Form 8-K”) are not required. Accordingly, such financial statements will not be filed by an amendment to the February Form 8-K.

    (b)        The registrant has determined that the pro forma financial information referenced in Item 7(b) of the February Form 8-K is not required. Accordingly, such pro forma financial information will not be filed by an amendment to the February Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2003	BARNES GROUP INC.
By: /s/ Signe S. Gates
	Name:	Signe S. Gates
	Title:	Senior Vice President, General Counsel and Secretary